SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AVALON HOLDING GROUP, INC.
(Name of small business issuer in its charter)

Nevada	7990	26-3608086
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

3/2 Yahtennaya Street, Suite 158 St. Petersburg, Russia 197374 Tel: 011-7902-1768840 Fax: (702) 974-1253 (Address and telephone number of registrant's executive office)	Incsmart.biz, Inc. 4421 Edward Ave Las Vegas, NV 89108 Tel: (702) 403-8432 Fax: (702)-973-4960 (Name, address and telephone number of agent for service)

_________________

Copies to:

DIANE D. DALMY

ATTORNEY AT LAW

8965 W. CORNELL PLACE

LAKEWOOD, COLORADO 80227

Tel: 303.985.9324

Fax: 303.988.6954

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

               Large accelerated filer           |__|

Accelerated filer

|__|

 Non-accelerated filer

|__|

Smaller reporting company

| X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration
Registered	Registered	Per Share	Offering Price	Fee
Common Stock:	2,055,000	$0.05	$102,750	$4.04

[1]   Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated February 27, 2009

Prospectus

AVALON HOLDING GROUP, INC.
2,055,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 7 - 13.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

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The Date of This Prospectus Is: February 27, 2009

TABLE OF CONTENTS

  Page No

Summary of our Offering	6
Risk Factors	8
Forward-Looking Statements	14
Use of Proceeds	14
Determination of Offering Price	14
Dilution	14
Selling Shareholders	15
Plan of Distribution; Terms of the Offering	17
Description of Securities	19
Interest of Named Experts and Counsel	20
Description of Business	21
Legal Proceedings	27
Market for Common Equity and Related Stockholder Matters	27
Plan of Operations	29
Changes in and Disagreements with Accountants	31
Available Information	31
Directors, Executive Officers, Promoters and Control Persons	32
Executive Compensation	34
Security Ownership of Certain Beneficial Owners and Management	35
Certain Relationships and Related Transactions	35
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	36
Financial Statements	36

         SUMMARY OF OUR OFFERING

Prospective investors are urged to read this prospectus in its entirety.

We intend to commence operations in the entertainment and amusement industry. We are involved in placing and operating of coin operated amusement machines in public venues with high traffic flow in Russia. We intend to initially focus on four amusement games, "Arm Wrestling Game”, "Hammer Game”, "Kicking Game” and “Punching Game” and place them in places such as nightclubs, bars, pubs, cinemas and amusement complexes. Strength testing amusement games have been around for many years, and if placed in high traffic location can be high revenue producers.

Since our inception, we have purchased three such machines from our supplier, “Punchline Europe”. We intend to place them in high-traffic bars and nightclubsin Russia. Our business strategy is to continue acquiring and placing additional amusement machines in as many places in different cities of Russia as possible. The company’s revenue will be money that players insert into our machine in order to play the game.

We were incorporated on July 28, 2008 under the laws of the state of Nevada.  Our principal offices are located at 3/2 Yahtennaya Street, Suite 158, St. Petersburg, Russia 197374.  Our telephone number is 011-7902-1768840.

The Offering:

Securities Being Offered	Up to 2,055,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering

The offering will conclude when all of the 2,055,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued and to be Issued

2,055,000 shares of our common stock to be sold in this prospectus are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be come eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Summary Financial Information

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of January 31,2009 (Audited)
Balance Sheet
Total Assets	$28,943
Total Liabilities	$1,460
Stockholders Equity	$27,483
Period from July 28, 2008 (date of inception)
to January 31,2009 (Audited)
Income Statement
Revenue	$-
Total Expenses	$1,017
Net Loss	$(1,017)

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

THERE IS SUBSTANTIAL DOUBT AS TO WHETHER WE WILL CONTINUE OPERATIONS. IF WE DISCONTINUE OPERATIONS, YOU COULD LOSE YOUR INVESTMENT.

   We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $1,017 of which $547 is for bank charges, $12 is for postage expense and $458 is for incorporation service fee. These factors raise substantial doubt regarding the ability of our business to continue as a going concern. We anticipate that we will incur increased expenses without realizing enough revenues. We therefore expect to incur significant losses in the foreseeable future. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to fall into agreement with different nightclubs, pubs, bars, cinemas and amusement complexes and place there our amusement machines. We cannot guarantee that we will be successful in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations. If this happens, you could lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

While at January 31, 2009, we had cash on hand of $19,043 we have accumulated a deficit of $1,017 in business development and administrative expenses.  At this rate, we expect that we will only be able to continue operations for one year without additional funding.  We anticipate that additional funding will be needed for general administrative expenses, purchasing of amusement machines and related advertising costs.  We have not generated any revenue from operations to date.

In order to expand our business operations, we anticipate that we will have to raise additional funding.  If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

BECAUSE WE HAVE COMMENCED LIMITED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

            We were incorporated on July 28, 2008 and to date have been involved primarily in organizational activities. We have not earned revenues as of the date of this prospectus and have incurred total losses of $1,017 from our incorporation to January 31, 2009.

Accordingly, you cannot evaluate our business, and therefore our future prospects, due to a lack of operating history. To date, our business development activities have consisted solely of purchasing three amusement gaming machines, from Punchline Europe Company. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will be able to expand our business operations. Even if we expand our operations, at present, we do not know precisely when this will occur.

WE MAY IN THE FUTURE ISSUE ADDITIONAL SHARES OF COMMON STOCK, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

      Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 5,105,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

BECAUSE OUR OFFICERS AND SOLE DIRECTOR OWN 59.35% OF OUR OUTSTANDING COMMON STOCK, THEY WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

            Our officers and sole director, own 59.35% of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Ms. Gileva and Mr. Karamkov may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR OFFICERS AND SOLE DIRECTOR HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

           Our officers and sole director will only be devoting limited time to our operations. Tamara Gileva, our president and sole director, intends to devote approximately 30% of her business time to our affairs. Nikolai Karamkov, our secretary, will be devoting approximately 20% of his business time to our operations. Because our officers and sole director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Tamara Gileva and Nikolai Karamkov from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, Ms. Gileva and Mr. Karamkov may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

IF TAMARA GILEVA, OUR OFFICER AND SOLE DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER THAT COULD RESULT IN OUR OPERATIONS SUSPENDING. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

           We are extremely dependent on the services of our officer and sole director, Tamara Gileva, for the future success of our business. The loss of the services of Ms. Gileva could have an adverse effect on our business, financial condition and results of operations. If she should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

BECAUSE WE HAVE OFFICERS AND SOLE DIRECTOR WHO HAVE NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGENENT, WHO ARE RESPONSIBLE FOR OUR MANAGERIAL AND ORGANIZATIONAL STRUCTURE, IN THE FUTURE, THERE MAY NOT BE EFFCTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

Our officers and sole director have no formal training in financial accounting and management; however, they are responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls. While Ms. Gileva and Mr. Karamkov have no formal training in financial accounting matters, they have been reviewing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, they will be responsible for the administration of them. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment, however, because of the small size of our expected operations, we believe that they will be able to monitor the controls they will have created and will be accurate in assembling and providing information to investors.

U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS SOLE NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our office, principal operations and our officers are located outside the United States. Consequently, it may be difficult for investors to effect service of process on Ms. Gileva and Mr. Karamkov in the United States and to enforce in the United States judgments obtained in United States courts against Ms. Gileva and Mr. Karamkov based on the civil liability provisions of the United States securities laws. Any judgment obtained in the United States against us may not be enforceable in the United States.

OUR BUSINESS CAN BE AFFECTED BY CURRENCY RATE FLUCTUATION, AS ALL OF OUR OPERATIONS WILL BE IN RUSSIA AND IN RUSSIAN RUBLES.

           We expect to earn revenue in Russian Rubles; therefore we will be affected by changes in foreign exchange rates. For the last six months the Russian Ruble has fallen 45% against the US Dollar. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge overseas transactions and limit our exposure to those currency fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits will also fluctuate which could cause us to be less profitable or incur losses, even if our business is doing well.

IF WE ARE UNABLE TO CONCLUDE AGREEMENTS WITH A SIGNIFICANT NUMBER OF VENUES SUCH AS NIGHTCLUBS, PUBS, BARS, CINEMAS AND INTERTAMENT COMPLEXES FOR THE USE OF THEIR FACILITIES FOR PLACEMENT OF OUR AMUSEMENT GAME MACHINES OUR BUSINESS WILL FAIL.

The success of our business requires that we enter into revenue sharing arrangements with various public venues respecting the use of their facilities for placement of our amusement machines. If we are unable to conclude agreements with such venues, or if any agreements we reach with them are not on favorable terms that allow us to generate profit, our business will fail. To date, we have no written agreements with venues, concerning the use of their facilities.

IF WE ARE UNABLE TO ATTRACT ENOUGH PEOPLE TO PLAY OUR AMUSEMENT GAME MACHINES, OUR BUSINESS WILL FAIL.

Since our revenue comes from players paying to use our amusement game machines, we need to attract enough players to justify the purchase and maintenance costs for each amusement game machine. If we are unable to attract enough players, our business will fail.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE "PENNY STOCK' RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

           The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

WHEN OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTC BULLETIN BOARD, THE TRADING PRICE MAY FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

            As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. When our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

           In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

            There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. WE do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficult selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment in us.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEBLE FUTURE.

We have never paid any dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily, based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,055,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  All shares were acquired outside of the United States by non-U.S. persons. The shares include the following:

1.           1,200,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on November 19, 2008;

2.           775,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on January 10, 2009.

3.           80,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on January 26, 2009.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered for each;
3.	the total number of shares that will be owned by each upon completion of the offering; and
4.	the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Pavel Kapranov	200,000	200,000	Nil	Nil
Vasiliy Tarasov	200,000	200,000	Nil	Nil
Igor Kukharenok	200,000	200,000	Nil	Nil
Stanislav Ivashchenko	200,000	200,000	Nil	Nil
Aleksandr Parfent'yev	200,000	200,000	Nil	Nil
Oxana Parfentyeva	200,000	200,000	Nil	Nil
Oksana Mirgos	50,000	50,000	Nil	Nil
Milvi Jukk	50,000	50,000	Nil	Nil
Anna Karamkova	50,000	50,000	Nil	Nil
Anastassia Kusnarjova	50,000	50,000	Nil	Nil
Tatjana Kusnarjova	50,000	50,000	Nil	Nil
Galina Kusnarjova	50,000	50,000	Nil	Nil
Mihhail Kusnarjov	50,000	50,000	Nil	Nil
Dmitriy Subbotin	50,000	50,000	Nil	Nil
Mikhail Medvedev	50,000	50,000	Nil	Nil
Yuriy Balabanov	50,000	50,000	Nil	Nil
Konstantin Zimakov	50,000	50,000	Nil	Nil
Anton Petsinski	25,000	25,000	Nil	Nil
Kurshed Zarudinov	25,000	25,000	Nil	Nil
Ilja Lebedev	25,000	25,000	Nil	Nil
Viktor Barkalov	25,000	25,000	Nil	Nil
Maria Zykova	25,000	25,000	Nil	Nil
Triina Toomla	25,000	25,000	Nil	Nil
Andrei Sozinov	25,000	25,000	Nil	Nil
Murad Jussifov	25,000	25,000	Nil	Nil
Aleksandr Tsaussov	25,000	25,000	Nil	Nil
Petr Vysotsky	20,000	20,000	Nil	Nil
Yulia Indjukova	20,000	20,000	Nil	Nil
Svetlana Bogomyakova	20,000	20,000	Nil	Nil
Alena Gibadulina	20,000	20,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 5,055,000 shares of common stock issued and outstanding on the date of this prospectus.

None of the selling shareholders:

1.

has had a material relationship with us other than as a shareholder at any time within the past three years;

2.

has ever been one of our officers or directors;

3.

is a broker-dealer; or a broker-dealer's affiliate.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily, based upon the price of the last sale of our common stock to investors There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.  If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

-

a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

-

a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

-

a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

-

a toll-free telephone number for inquiries on disciplinary actions;

-

a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and

-

such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

-

bid and offer quotations for the penny stock;

-

the compensation of the broker-dealer and its salesperson in the transaction;

-

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of January 31 2009, there were 5,055,000 shares of our common stock issued and outstanding that are held by 32 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Diane D. Dalmy has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Moore & Associates, Chtd (PCAOB Registered) to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

We intend to commence operations in the entertainment and amusement industry. We are involved in placing and operating of coin operated amusement machines in public venues with high traffic flow in Russia. We intend to initially focus on four strength testing machines, "Arm Wrestling Game”, "Hammer Game”, "Kicking  Game” and “Punching Game” and place them in places such as nightclubs, bars, pubs, cinemas and amusement complexes. We focus on strength testing amusement machines because they are classic games and usually do not lose their popularity as do machines with computer graphics. These are coin-operated machines that may also accept bills. They do not pay out money prizes.

Since our inception on July 28, 2008, we have purchased three such machines from Punchline Europe Company. We expect their delivery by end of March of this year. We intend to place them in most popular and crowded nightclubs in Russia. Our business strategy is to continue acquiring and placing additional amusement machines in as many places in different cities of Russia as possible.

Types of Strength Testing Amusement Machines that we intend to keep adding to our inventory:

•

The Arm Wrestling Game - a strength training amusement device for simulating an arm-wrestling contest for use by a player and including a base and upright mechanical arm. After insertion of a coin or bill into the machine, a light prompting the player to set the maximum force to be applied by the machine. The player can select a force within a weaker "lightweight” or force from a stronger "heavyweight" range. For an initial reference, the dials indicate the recommended starting positions based on the players weight. The player then moves the mechanical arm to its vertical central "start" position, places his or her elbow on the appropriate elbow pad, and grasps the mechanical arm. The machine immediately applies a force tending to swing the mechanical arm away from the control box which is resisted by the player. If at any time the player lifts his or her elbow or releases the grip on the mechanical arm, the appropriate light is lit and the force applied by the machine automatically ceases. Similarly, if the player is not successful in resisting movement of the mechanical arm, the arm swings down into contact with a back pad is lit and the force applied to the mechanical arm by the machine automatically ceases. The player can reset the force to be applied by the machine and resume play until a predetermined time limit is exceeded. The time remaining is indicated on a display. If the player is successful in not only resisting the force applied by the machine, but overcoming it so as to move the mechanical arm through a predetermined angle toward the control box, while maintaining contact with the appropriate elbow pad and maintaining the grip on the mechanical arm, a bell flashing light are actuated indicating that the player has won and play ceases. A light is lit when the player wins or when the time limit is exceeded.

•

The Punching Game -  The Punching Game is a punching bag style boxing game with modern electronics. Most Punching Games offer three play modes: strength test, speed test, and tournament mode. The first two modes measure power and reflexes, displaying the score on a digital display. In tournament mode, three to nine players can compete for three rounds, plus a practice round. Scores are displayed on a very large center electronic display from 1 to 999. The power of your punch can be translated into voice messages to measure the strength, speed and reflex and tournament. How does the Coin-Operated Punching Game work? After you insert coins or a bill, you can select the type of game you want to play (power, speed, reflex, and tournament). In order to release the punching ball from the upper position you will need to push a start button. Shortly after the punch, the player will see the score on the big digital display. In addition, players will hear a few minutes of music, sounds and funny comments after each punch.

•

The Hammer Game - is an entertainment machine dedicated to both external and internal use in amusement parks, during fests, in pubs, nightclubs, cinemas. This machine is for muscular strength tests. It comprises a flat solid metal base that ensures stability, a hammer, a platform suitable to strike with the hammer, and an electronic display panel. When a player hits the platform with the hammer, the device measures the strength of the player's strike and displays it as a number out of a denominator of one thousand on the monitor. One game consists of one strike with the hammer. To order to play the Hammer Game, the customer must first deposit coins or bills into the machine.

•

The Kicking  Game – is a game for adults and kids. It tests skills by kicking a soccer ball that measures speed and the strength of soccer kick. This machine consists of a solid base, an air-filled soccer ball, and platform that measure power when the ball hit it. The Kicking  Game  is equipped with a big electronic display showing the score of each punch. It is a great game not only for one player but can be set up to 6 players at the one time. During the game every participant can see and compare his result with the top score on the separate digital display.  As all other gaming machines, it starts to work after inserting coins or bills and selecting type of game.

We require a small area of the venue to set up our entertainment machines. Our challenge is to convince the owner or manager that our machines will become a profitable and positive addition to their establishment.  We plan to use prior feedback from venues with strength testing machines, as some bars, pubs and nightclubs have reported increased attendance and added profits. However, there is no guarantee that the venue owners will agree to the placement of our entertainment machines and our revenues may decrease as some venues deny us placement.

Our supplier

There are many manufacturers and distributors that offer strength testing machines for sale, including in U.S., Canada, Poland, Ukraine and other countries.  After some research, we have decided to purchase our machines from “Puncline Europe”, an Amusement Game Manufacture, Distributor and Trader in France.  In our selection we have considered factors such as: price (including taxes and tariffs), quality, shipment and delivery, and warranty and maintenance.  Punchline Europe is an international corporation with manufacturing facilities in Ukraine and products sold all over the world. They provide high level of quality, service and support for their customers. They offer limited 2-year warranty of their products; have live tech support via toll-free number.

“Punchline Europe” is scheduled to set up office in Moscow, Russia and have their amusement gaming machines in stock at their warehouse there. This will simplify shipping and eliminate any customs-border complications for our company as we plan to place our machines in Russia. Since our incorporation, we have purchased three amusement machines from them at $3,300 USD each. Our supplier agreed to ship our purchased machines directly to Moscow by end of March, 2009.  We are responsible to arrange and pay for shipment from Moscow to our placement venues.

Gaming and Amusement Machine Industry in General

Gaming and amusement machine industry is highly diverse in North America and Europe, consisting of many different types and varieties of entertainment machines. Bar or pub owners generally contract the gaming and vending business out to vending and amusement gaming operators. The amusement business is very competitive due to low barriers to entry. Typically, any companies can purchase or lease amusements games and execute placement contracts with venues without significant amount of capital. The amusement game companies and providers are responsible for collections and any necessary maintenance of and repairs to their machines which are in operation. The owner of the bar collects his share of profits and is not responsible for the purchase of the machines, nor does he have to maintain them. Very few venues decide to purchase their own machines and perform all the maintenance functions themselves. Therefore, the vending business consists of many amusement companies competing for machine placement.

Gaming and Amusement Machine Industry in EU

There are more than 1,300,000 amusement machines in EU, and industry employs about 350,000 people. Industry’s revenue in 2007 was more than 17 billion Euros. Amusement associations in Europe are united in EUROMAT. EUROMAT is the European Gaming and Amusement Federation representing interest of 19 national gaming and amusement association in 16 European countries.

Gaming and amusement machines and devices outside casinos.

	population (mln.)	installed base	GGR (000 €)	direct employment
Austria	8.3	7,570	88,400	10,000
Belgium	10.6	19,737	327,600	13,500
Bulgaria	7.7	15,397	138,157	60,000
Denmark	5.4	26,700	318,000	2,500
Germany	82.3	220,000	3,100,000	65,000
Hugary	10.1	30,485	347,000	30,000
Ireland	4.3	10,267	133,184	920
Italy	59.1	280,000	2,200,000	70,000
Lithuania	3.4	2,085	14,981	340
Netherlands	16.4	38,839	636,000	3,107
Poland	38.1	32,766	364,003	2,750
Romania	22	36,679	220,074	3,000
Spain	44.5	252,000	4,139,000	48,000
Sweden	9.1	8,400	256,097	1,050
United Kingdom	60.8	246,967	2,850,132	20,000
subtotal EUROMAT	381.7	1,227,892	15,132,628	330,167
members
subtotal NON-EUROMAT	113.5	87,780	2,210,780	15,000
members (estimate)
TOTAL EU27	495.2	1,315,672	17,343,408	345,167

Source: EUROMAT Member Association, Publicly available information, National reports.

Date of release: December 2008

Installed base- total number of gaming machine, including those in bars pubs, cafes, arcades, clubs, bingo halls.

Gross Gaming Revenue (GGR)- the total amount of money left in the machine before any taxes or duty.

Direct employment- the number of permanent jobs, including games design, manufacturing and operation.

Gaming and Amusement Machine Industry in Russia

Russia is geographically close to EU, however gaming and amusement machine industry (excluding slot machines at casinos) is underdeveloped. Before the 90th, there were no nightclubs, amusement parks, few bars and limited cinemas.  After the 90th the entertainment and amusement industry started to develop rapidly. By year 2000, there were plenty entertainment and amusement establishments, however, amusement gaming industry was still limited to billiard and air-hockey. Currently, gaming machines such as The Punching Game, The Hammer Game, The Kicking Game or The Arm Wrestling Game are still very rare.  Our plan is to exploit this potential by placing and operating of amusement gaming machines in public venues in Russia.

Marketing Strategy

Initially, our marketing and advertising will be conducted by our sole director, Tamara Gileva. Eventually, we plan to market our machines to prospective venues by hiring additional representatives for our company. This will provide a  distribution network that will allow us to efficiently place our machines across a sufficient number of venues to reach a greater number of players.

Ms. Gileva is familiar with a number of nightclubs in Russia. She will focus on  high traffic public venues, which are open  for business every day. Some of the most popular places are entertainment complexes that include several dancing floors, bowling, billiard, bars and restaurants in one building. Several thousand people can attend such place in one particular day. These complexes usually have a large hall at the entrance, where patrons meet each other, leave their outer clothing in the wardrobe and are checked by security. We will attempt to place our machines in these entrance high traffic entrance halls.

Ms. Gileva or/and our representative will directly negotiates with nightclubs, pubs, bars and cinemas managers, promoters or owners. Our machines placed at a venue will be subjected to a profit sharing arrangement with the venue. The profit sharing arrangement is the primary incentive for a venue to keep our machines on their premises. Generally, we will pay a percentage of the revenue generated by the machine to the venue owner. The percentage share to the venue owner will be up to fifty percent of revenues generated, depending on the traffic potential of the venue and our agreement with each owner/manager. We will at times pay a flat monthly fee to the venue instead of undertaking a revenue sharing arrangement. The monthly fee will range from three hundred to six hundred US dollars. There is no guarantee that the revenues generated by each placed machine will justify the rental fee paid or any applicable fixed monthly rental fee costs incurred. If the revenues generated are less than the negotiated fee arrangement, we will have to pay the venue out of pocket and incur losses.

The profitability of each placed amusement game machine will depend on: patron traffic at the venue, the popularity and acceptance of the machine by the patrons, the revenue sharing or rental fee arrangement reached with the venue owner, the amount of required maintenance and repair work and other factors.

Our marketing plan also includes promoting our machines at amusement and entertainment shows, ad placement in gaming and entertainment magazines with the description of our amusement game machines, and regular emailing and conventional mailing to our potential clients. We also plan to use word of mouth advertising and referrals from our existing clients. To encourage referrals we may pay a referral fee of about $300 to the individuals who will recommend us to a venue willing to place our machines on their premises.  We expect to spend about $5,000 on our initial marketing campaign. We cannot say with certainty if our marketing campaign will be successful.

Revenue

The company's revenue will be from the money that patrons insert into our machines in order to play the game. To play the amusement game, the customer must first deposit coins or bills into the machine. One game consists of one punch to the bag on The Punching Game, one kick of the ball on The Kicking  Game, one hit with hammer on The Hammer and 30 of wrestling second on The Arm Wrestling Game. Our machines allow this cost to be adjusted, although the normal per game charge is 0.5-1.5 Dollars.

Share of Market

Strength-testing amusement machines are new to the Russian market, and there are very few companies in the business of placing or distributing them.  Although we have a potential of capturing a large share of the market, it is likely that other companies with greater financial capacity will copy our strategy. If our competitors capture the majority or the market share before us, we may be forced out of the market, and have to cease operations.

Compliance with Government Regulation

We are not currently subject to direct federal, state or local regulation and we do not believe that government regulation will have a material impact on the way we conduct our business in Russia and the U.S.

Employees

We are a development stage company and we have no employees as of the date of this prospectus, other than our sole officer and director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Offices

Our office is currently located at 3/2 Yahtennaya Street, Suite 158, St. Petersburg, Russia 197374.  Our telephone number is 011-7902-1768840. This is the office of our President, Tamara Gileva. We do not pay any rent to Ms. Gileva and there is no agreement to pay any rent in the future. Upon the completion of our offering, we do not intend to establish an office elsewhere.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 4421 Edward Ave, Las Vegas, NV 89108.

Market for Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 32 registered shareholders.

Rule 144 Shares

A total of 3,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 50,550 shares as of the date of this prospectus; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Plan of Operation

Following the date of this registration statement, our business plan is as follows:

We expect our coin operated amusement machines to be delivered by the end of March. By that time, we plan to conclude agreements to place our three machines in three public venues. Initially we intend to set up one machine at each venue. If one particular venue is successful we may set up additional amusement game in the same venue. In the next twelve months we plan to enter into additional agreements with nightclubs, entertainment complexes, cinemas, bars and pubs granting us permission to set up amusement gaming machines at their premises.

We intend to contact approximately 50 prospective venues with high traffic flow with a view of securing a profit-sharing or rental agreement with us for the use of their premises. Our President has numerous contacts with night life entertainers and promoters in Russia whom we hope to recruit to help us gain additional machine placements through a referral arrangement. Depending on the amount of referrals and placements that we manage to secure, we plan to keep purchasing and placing amusement machines at public venues. In the next twelve months we plan to set up approximately additional twenty machines The exact number of the machines that will be purchased will depend on the success of our business and availability of funds.  We intend to purchase additional amusement machines in twenty-unit order batches as such purchase strategy will give us greater price bargaining power with our supplier. We can not guarantee that we will be able to find successful placements for any machines, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of placements at the end of the twelve month period, there is no guarantee that we will be able to attract enough players to justify our expenditures as well as the ongoing expenses of maintenance and rental fees. Since each amusement machine costs approximately $3,300, if we are unable to generate a significant amount of revenue, we may not be able to purchase additional amusement machines.

We expect our first three machines to start earning revenue beginning in April 2009, after they have been delivered and set up. Our additional machines will also begin to earn revenue as soon as they are set up.  We do not plan to purchase machines for which we have not arranged locations. However, there is no guarantee that once we set up our machines that they will be there permanently. This can be caused by many events such as end of our placement contract, venue closure, change in management, etc… If any of the above happens, our machines will be put in storage and will not earn any revenue.

For the first six months all our operations will be performed by our sole director, Tamara Gileva. In the next six months, we may hire additional full-time marketing and maintenance person. These individuals will be independent contractors compensated solely in the form of commissions, calculated as a percentage of net profits generated from our amusement machines. The typical duties of the maintenance and marketing person will be to perform collection, maintenance and repair services to machines placed at the Venues, and finding new placements for our machines, organizing contests and other promotional events. We expect to pay our maintenance and marketing person approximately twenty percent of the net profits realized from our business.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations:

Marketing costs:                                                                $5,000

General administrative costs:                                               $2,000

Amusement Machines (assuming twenty placements)        $66,000

Professional fees (costs of this offering)                           $7,004.03

Total:                                                                          $80,004.03

While we have sufficient funds on hand to commence business operations, our current cash reserves and our anticipated revenue  are not sufficient, to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future.

We anticipate that additional funding also will be in the form of equity financing from the sale of our common stock. We may seek to obtain short-term loans from our directors as well, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing. If we are unable to raise the required financing, we will be delayed in conducting our business plan.

Results of Operations For Period Ending January 31, 2009

We did not earn any revenues from our incorporation on July 28, 2008 to January 31, 2009.  We incurred operating expenses in the amount of $1,017 for the period from our inception on July 28, 2008 to January 31, 2009. These operating expenses were comprised of bank charges of $547, postage expense of $12 and incorporation service fee of $458. We do not anticipate earning significant revenues until such time as we have arranged placement agreements with at least ten venues and commenced the purchase and placement of coin operated amusement gaming machines.

We have not attained profitable operations and are dependent upon obtaining financing to complete our proposed business plan. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and sole director and their ages as of the date of this prospectus is as follows:

Director:

Name of Director	Age

Tamara Gileva	48

Executive Officers:

Name of Officer	Age	Office

Tamara Gileva	48	President, Chief Executive Officer, Treasurer, Chief Financial Officer and Chief Accounting Officer

Nikolai Karamkov	46	Secretary

Biographical Information

Set forth below is a brief description of the background and business experience of our sole officer and director for the past five years.

Ms. Gileva has acted as our Officer and sole Director since our inception on July 28, 2008. She graduated with a Bachelor Degree from Irkutsk State Institute of National Economy in June 1982. Her specialty is economist. Since 1993 she has been working as sole proprietor. Her business is involved in event organization. Ms. Gileva intends to devote 30% of her time to planning and organizing activities for us.

Since November 2008, Mr. Karamkov has been our Secretary. He graduated in 1984 with a Bachelor Degree in Agriculture from Tartu Agricultural Institute. After graduation he worked as a police officer in Tartu Police Department. From 1991 he has been working in Tartu high school as a physical education teacher and coach.

     During the past five years, Ms. Gileva and Mr. Karamkov have not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Ms. Gileva and Mr. Karamkov were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Gileva and Mr. Karamkov's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Term of Office

Our officers and sole director are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

Significant Employees

We have no significant employees other than our officers and sole director.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on July 28, 2008 to January 31, 2009 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Change in
Pension
Value and
						Non-Equity	Nonqualified	All
Name						Incentive	Deferred	Other
and				Stock	Option	Plan	Compensation	Compens-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	ation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Tamara Gileva	2008 2009	None None	None None	None None	None None	None None	None None	None None	None None
President, CEO, CFO, Treasurer,
Chief Accounting Officer, and sole director
Nikolai Karamkov	2008 2009	None None	None None	None None	None None	None None	None None	None None	None None
Secretary

Stock Option Grants

We have not granted any stock options to our executive officer since our inception.

Consulting Agreements

We do not have employment or consulting agreements with Ms. Gileva and Mr. Karamkov.  We do not pay them for acting as officers or director.

Security Ownership of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of	Name and address	Amount of beneficial	Percent
Class	of beneficial owner	ownership	of class
Common	Tamara Gileva	2,600,000	51.43%
Stock	President, Chief Executive Officer, Chief Financial Officer,
	Treasurer, Chief Accounting Officer and Sole Director
	3/2 Yahtennaya Street, Suite 158
	St. Petersburg, Russia 197374
Common Stock	Nikolai Karamkov Secretary	400,000	7.91%
	Saekoja St., 17-3
	Tartu, Estonia 50106
Common	All Officers and Sole Director as a	3,000,000	59.35%
Stock	Group	shares

The percent of class is based on 5,055,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•

Any of our directors or officers;
* Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
* Our sole promoter, Tamara Gileva;
* Any relative or spouse of any of the foregoing persons who has the same house as such person;
* Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

Disclosure of Commission Position Of Indemnification for
Securities Act Liabilities

Our officers and sole director are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

Financial Statements

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;		F-1

2.	Audited financial statements for the period from July 28, 2008 (inception) to January 31, 2009

	a.	Balance Sheets;	F-2
	b.	Statements of Operations;	F-3
	c.	Statements of Cash Flows;	F-4
	d.	Statement of Stockholders' Equity; and	F-5
	e.	Notes to Financial Statements	F-6

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Avalon Holding Group, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Avalon Holding Group, Inc. (A Development Stage Company) as of January 31, 2009, and the related statement of operations, stockholders’ equity and cash flows from inception on July 28, 2008 through January 31, 2009. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Avalon Holding Group, Inc. (A Development Stage Company) as of January 31, 2009, and the related statement of operations, stockholders’ equity and cash flows from inception on July 28, 2008 through January 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2b to the financial statements, the Company has incurred losses since inception resulting in an accumulated deficit of $1,017, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2b.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

February 25, 2009

6490 West Desert Inn Rd, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

AVALON HOLDING GROUP, INC (A Development Stage Company) Balance Sheet
Assets

January 31,
2009
Current Assets
Cash	$19,043
Total Current Assets	$19,043

Other Assets
Vending Equipment	$9,900
Total Other Assets	$9,900

Total Assets	$28,943
Liabilities and Stockholders’ Equity (deficit)

Long Term Liabilities
Loan from Director	$1,460
Total Long Term Liabilities	$1,460

Stockholders’ Equity (deficit)

Common stock, $0.001par value, 75,000,000 shares authorized;
5,055,000 shares issued and outstanding	5,055

Additional paid-in-capital	23,445
Deficit accumulated during the development stage	(1,017)
Total stockholders’ equity (deficit)	27,483
Total liabilities and stockholders’ equity (deficit)	$28,943

The accompanying notes are an integral part of these financial statements.

AVALON HOLDING GROUP, INC (A Development Stage Company) Statement of Operations
From Inception on July 28, 2008 to January 31, 2009

Expenses
General and Administrative Expenses	$1,017
Net (loss) from Operation before Taxes	(1,017)
Provision for Income Taxes	0
Net (loss)	$(1,017)

(Loss) per common share – Basic and diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding	2,040,133

The accompanying notes are an integral part of these financial statements.

AVALON HOLDING GROUP, INC (A Development Stage Company) Statement of Stockholders’ Equity From Inception on July 28, 2008 to January 31, 2009
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated During development stage	Total

Balance at inception on July 28, 2008
November 3, 2008
Common shares issued for cash at $0.001	3,000,000	$ 3,000	$ -	$ -	$ 3,000
November 20, 2008
Common shares issued for cash at $0.005	1,200,000	1,200	4,800	-	6,000
January 12, 2009
Common shares issued for cash at $0.02	775,000	775	14,725		15,500
January 27,2009
Common shares issued for cash at $0.05	80,000	80	3,920		4,000
Net (loss)				(1,017)	(1,017)
Balance as of January 31, 2009	5,055,000	$ 5,055	$23,445	(1,017)	$ 27,483

The accompanying notes are an integral part of these financial statements.

AVALON HOLDING GROUP, INC (A Development Stage Company) Statement of Cash Flows
From Inception on July 28, 2008 to January 31, 2009
Operating Activities
Net (loss)	$(1,017)
Net cash (used) for operating activities	(1,017)

Investing Activities
Purchase of Vending Equipment	(9,900)
Net Cash provided by (used in) Investing Activities	(9,900)

Financing Activities
Loans from Director	1,460
Sale of common stock	28,500
Net cash provided by financing activities	29,960

Net increase (decrease) in cash and equivalents	19,043

Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$19,043

Supplemental cash flow information:

Cash paid for:

Interest	$-
Taxes	$-

Non-Cash Activities	$-

The accompanying notes are an integral part of these financial statements.

AVALON HOLDING GROUP, INC

(A Development Stage Company)

Notes To The Financial Statements

January 31,2009

1. ORGANIZATION AND BUSINESS OPERATIONS

AVALON HOLDING GROUP, INC (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on July 28, 2008.  The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises (“SFAS No.7”) and intends to commence operations in the entertainment and amusement industry by placing and operating of amusement gaming machines in public venues with high traffic flow in Russia.  For the period from inception on December 11,2006  through January 31, 2009 the Company has accumulated losses of  $1,017. has earned $915 in revenues since   inception.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $1,017 as of January 31, 2009 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

  c) Cash and Cash Equivalents

 The Company considers all highly liquid instruments with a maturity  of  three months or less at the time of issuance to be cash equivalents.

 d) Use of Estimates and Assumptions

The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period. Actual  results  could differ from those estimates.

  e) Foreign Currency Translation

The Company's functional currency and its reporting currency is the United  States dollar.

 f) Financial Instruments

The  carrying value of the Company's  financial  instruments  approximates their fair value because of the short maturity of these instruments.

AVALON HOLDING GROUP, INC

(A Development Stage Company)

Notes To The Financial Statements

January 31,2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

g) Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with SFAS No.  123  and  123 (R).  To date, the Company has not adopted a stock option plan and has not granted any stock options.

 h) Income Taxes

 Income taxes are accounted  for  under  the  assets  and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets  and  liabilities are measured using enacted tax rates  in effect for the year in which  those  temporary differences are expected to be recovered or settled.

 i) Basic and Diluted Net Loss per Share

 The Company computes net loss per share in  accordance  with SFAS No. 128,"Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted  earnings  per  share  (EPS) on the face of the income  statement.

 Basic  EPS  is  computed   by  dividing  net  loss  available  to   common shareholders  (numerator)  by  the   weighted  average  number  of  shares outstanding (denominator) during the period.  Diluted EPS gives effect  to all potentially  dilutive  common  shares  outstanding during  the period. Diluted  EPS excludes all potentially dilutive shares if their   effect is anti-dilutive.

j) Fiscal Periods

The Company's fiscal year end is January 31.

k) Recent Accounting Pronouncements

 In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of  premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

AVALON HOLDING GROUP, INC

(A Development Stage Company)

Notes To The Financial Statements

January 31,2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

 In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after

December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

 In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations.’This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

AVALON HOLDING GROUP, INC

(A Development Stage Company)

Notes To The Financial Statements

January 31,2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entities first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

3. COMMON STOCK

The authorized capital  of  the Company is 75,000,000 common shares with a  par value of $ 0.001 per share.

On November 3, 2008, the Company issued  3,000,000  shares  of  common stock at a price of $0.001 per share for total cash proceeds of $3,000.

In November,  2008, the Company issued 1,200,000 shares of common stock  at a price of $0.005 per share for total cash proceeds of $6,000.

In January 2009, the Company issued 775,000 shares of common stock  at a price of $0.02 per share for total cash proceeds of $15,500.

In January 2009, the Company also issued 80,000 shares of common stock  at a price of $0.05 per share for total cash proceeds of $4,000.

During the period July 28, 2008  (inception)  to January 31, 2009, the Company  sold  a  total of 5,055,000 shares of common stock  for  total  cash proceeds  of  $28,500.

4. INCOME TAXES

 As of January 31, 2009, the Company had net operating loss carry forwards of approximately $1,017 that may be available to reduce future years’ taxable income through 2029. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

5. RELATED PARTY TRANSACTIONS

On July 28, 2008 related party had loaned the Company $460,15; on January 9, 2009, related party had loaned the Company $1,000. The loans are non-interest bearing, due upon demand and unsecured.

Part II

Information Not Required In The Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$4.04
Transfer Agent Fees	$1,000.00
Accounting fees and expenses	$3,500.00
Legal fees and expenses	$2,000.00
Edgar filing fees	$500.00

Total	$7,004.03

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

Indemnification of Directors and Officers

Our officers and sole director are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

We issued 3,000,000 shares of our common stock to Tamara Gileva on October 28, 2008.  Ms. Gileva is our President, Chief Executive Officer, Treasurer, and our sole director.  He acquired these 3,000,000 shares at a price of $0.001 per share for total proceeds to us of $3,000.00.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").

In connection with this issuance, Ms. Gileva was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

She also represented to us that she was acquiring the shares as principal for her own account with investment intent. She also represented that she was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

On November 7, 2008, Ms. Gileva transferred 400,000 of her shares of common stock to Nikolai Karamkov in consideration for $400 cash.

We completed an offering of 1,200,000 shares of our common stock at a price of $0.005 per share to the following 6 purchasers on November 20, 2008:

Name of Subscriber	Number of Shares
Pavel Kapranov	200,000
Vasiliy Tarasov	200,000
Igor Kukharenok	200,000
Stanislav Ivashchenko	200,000
Aleksandr Parfent'yev	200,000
Oxana Parfentyeva	200,000

The total amount received from this offering was $6,000.  We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 775,000 shares of our common stock at a price of $0.02 per share to the following 20 purchasers on January 12, 2009:

Name of Subscriber	Number of Shares
Oksana Mirgos	50,000
Milvi Jukk	50,000
Anna Karamkova	50,000
Anastassia Kusnarjova	50,000
Tatjana Kusnarjova	50,000
Galina Kusnarjova	50,000
Mihhail Kusnarjov	50,000
Dmitriy Subbotin	50,000
Mikhail Medvedev	50,000
Yuriy Balabanov	50,000
Konstantin Zimakov	50,000
Anton Petsinski	25,000
Kurshed Zarudinov	25,000
Ilja Lebedev	25,000
Viktor Barkalov	25,000
Maria Zykova	25,000
Triina Toomla	25,000
Andrei Sozinov	25,000
Murad Jussifov	25,000
Aleksandr Tsaussov	25,000

The total amount received from this offering was $15,500.  We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 80,000 shares of our common stock at a price of $0.05 per share to the following 4 purchasers on January 27, 2008:

Name of Subscriber	Number of Shares
Petr Vysotsky	20,000
Yulia Indjukova	20,000
Svetlana Bogomyakova	20,000
Alena Gibadulina	20,000

The total amount received from this offering was $4,000.  We completed this offering pursuant to Regulation S of the Securities Act.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States.  We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation
3.2	By-Laws
5.1	Legal opinion of Diane D. Dalmy, with consent to use
23.1	Consent of Moore & Associates, Chtd (PCAOB Registered)

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the St. Petersburg City, Russian Federation, on February 27, 2009.

Avalon Holding Group, Inc.

By:/s/ Tamara Gileva
Tamara Gileva
President, Chief Executive Officer, Treasurer, Chief
Accounting Officer, Chief Financial Officer and sole Director

By:/s/ Nikolai Karamkov
Nikolai Karamkov
Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Tamara Gileva	President, Chief Executive	February 27, 2009
Officer, Treasurer,
Tamara Gileva	Chief Accounting Officer,
Chief Financial Officer
and sole Director

/s/ Nikolai Karamkov	Secretary	February 27, 2009
Nikolai Karamkov

EXHIBIT INDEX

Exhibit
Number	Document Description

3.1	Articles of Incorporation
3.2	By-Laws
5.1	Legal opinion of Diane D. Dalmy, with consent to use
23.1	Consent of Moore & Associates, Chtd (PCAOB Registered)